Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM T-1
_____________________________

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
_____________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (IRS Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip Code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
____________________
Jagged Peak Energy LLC*
(Exact name of obligor as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	90-0955249 (IRS Employer Identification Number)

1401 Lawrence Street, Suite 1800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
5.875% Senior Notes due 2026
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS
*    The following are obligors that guarantee the indenture securities:

Exact Name of Obligor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Jagged Peak Energy Inc.	Delaware	81-3943703

(1)    The address for Jagged Peak Energy Inc. is 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202.

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014. *

Exhibit 4. Copy of By-laws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 dated March 13, 2015 filed with the SEC pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, with respect to file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 13th day of December 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ CASEY A. BOYLE
Casey A. Boyle
Assistant Vice President

EXHIBIT 6

December 13, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ CASEY A. BOYLE
Casey A. Boyle
Assistant Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries, at the close of business September 30, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,138
Interest-bearing balances		140,426
Securities:
Held-to-maturity securities		144,023
Available-for-sale securities		247,453
Equity Securities with readily determinable fair value not held for trading		98

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		57
Securities purchased under agreements to resell		35,727
Loans and lease financing receivables:
Loans and leases held for sale		9,295
Loans and leases, net of unearned income	916,163
LESS: Allowance for loan and lease losses	9,702
Loans and leases, net of unearned income and allowance		906,461
Trading Assets		47,028
Premises and fixed assets (including capitalized leases)		7,941
Other real estate owned		514
Investments in unconsolidated subsidiaries and associated companies		12,289
Direct and indirect investments in real estate ventures		215
Intangible assets		40,861
Other assets		54,602

Total assets		$1,665,128

LIABILITIES
Deposits:
In domestic offices		$1,261,795
Noninterest-bearing	401,773
Interest-bearing	860,022
In foreign offices, Edge and Agreement subsidiaries, and IBFs		58,900
Noninterest-bearing	840
Interest-bearing	58,060
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,061
Securities sold under agreements to repurchase		5,736

Dollar Amounts in Millions
Trading liabilities	11,919
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	115,435
Subordinated notes and debentures	11,675
Other liabilities	29,417

Total liabilities	$1,500,938

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112,567
Retained earnings	55,296
Accumulated other comprehensive income	(4,534)
Other equity capital components	—
Total bank equity capital	163,848
Noncontrolling (minority) interests in consolidated subsidiaries	342
Total equity capital	164,190

Total liabilities, and equity capital	$1,665,128

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley